Exhibit 32.1

Certification of Principal Executive Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Global Health Ventures Inc. (the "Company") on Form 10-K for the fiscal year ended May 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hassan Salari, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 24, 2011

By:       /s/ Hassan Salari
Hassan Salari
President, Chief Executive Officer, Secretary, Treasurer, Director
(Principal Executive Officer)